Exhibit 10.1

FIFTH AMENDMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT
    This FIFTH AMENDMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of May 21, 2026, is entered into by and between (i) BGSL Big Sky Funding LLC (the “Company”) and (ii) Bank of America, N.A. (the “Bank”) (each a “Party” and, collectively, the “Parties”).
W I T N E S S E T H:
WHEREAS, the Company and the Bank, as a Lender and as Administrative Agent, entered into that certain Second Amended and Restated Credit Agreement, dated as of June 29, 2022, as amended by the First Amendment to the Second Amended and Restated Credit Agreement, dated as of March 30, 2023, the Second Amendment to the Second Amended and Restated Credit Agreement, dated as of June 25, 2024, the Third Amendment to the Second Amended and Restated Credit Agreement, dated as of September 25, 2024 and the Fourth Amendment to the Second Amended and Restated Credit Agreement, dated as of November 20, 2024 (the “Credit Agreement”), and the Bank constitutes the Required Lenders (as defined in the Credit Agreement) as of the date hereof;
WHEREAS, the Company and the Bank wish to amend the Credit Agreement to reflect the changes set forth herein (the Credit Agreement as amended hereby, the “Amended Credit Agreement”), and capitalized terms used herein without definitions shall have the meanings assigned to such terms in the Amended Credit Agreement;
NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto covenant and agree as follows:
ARTICLE I
AMENDMENTS TO THE CREDIT AGREEMENT
SECTION 1.1Amendment of the Credit Agreement.
(a)The definition of Commitment in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:
“Commitment” means, as to each Lender, its obligation to make Committed Loans to the Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

(b)The definition of Commitment Fee Rate in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:
“Commitment Fee Rate” means (a) with respect to the First Unused Amount, 1.25% and (b) with respect to the Second Unused Amount, 0.35%, in each case subject to adjustment as provided in Section 2.10.
(c)The definition of Fee Letter in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:
“Fee Letter” means, collectively, (i) the amended and restated letter agreement, dated as of the Amendment Date, between the Borrower and the Administrative Agent, (ii) the amendment fee letter agreement, dated as of March 30, 2023, between the Borrower and Bank of America, (iii) the extension fee letter agreement, dated as of September 25, 2024, between the Borrower and Bank of America, (iv) the amendment fee letter agreement, dated as of November 20, 2024, between the Borrower and Bank of America and (v) the amendment fee letter agreement, dated as of the Fifth Amendment Date, between the Borrower and Bank of America.
(d)The definition of First Unused Amount in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:
“First Unused Amount” means, as of any date of determination, (a) on and after the Fifth Amendment Date and prior to the three-month anniversary of the Fifth Amendment Date, the greater of (i) zero and (ii) an amount equal to (A) 55% of the Aggregate Commitments minus (B) Total Outstandings, (b) on and after the three-month anniversary of the Fifth Amendment Date and prior to the six-month anniversary of the Fifth Amendment Date, the greater of (i) zero and (ii) an amount equal to (A) 60% of the Aggregate Commitments minus (B) Total Outstandings and (c) thereafter, the greater of (i) zero and (ii) an amount equal to (A) 65% of the Aggregate Commitments minus (B) Total Outstandings.
(e)The definition of Maturity Date in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:
“Maturity Date” means November 21, 2029; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next following Business Day.
(f)The definition of Maximum Commitment Amount in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:
“Maximum Commitment Amount” means $800,000,000.00.
(g)The definition of Second Unused Amount in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:

“Second Unused Amount” means, as of any date of determination, (i) on and after the Fifth Amendment Date and prior to the three-month anniversary of the Fifth Amendment Date, an amount equal to the Aggregate Commitments minus the greater of (a) the Total Outstandings and (b) 55% of the Aggregate Commitments, (ii) on and after the three-month anniversary of the Fifth Amendment Date and prior to the six-month anniversary of the Fifth Amendment Date, an amount equal to the Aggregate Commitments minus the greater of (a) the Total Outstandings and (b) 60% of the Aggregate Commitments and (iii) thereafter, an amount equal to the Aggregate Commitments minus the greater of (a) the Total Outstandings and (b) 65% of the Aggregate Commitments.
(h)The definitions of Automatic Increase Date and Automatic Increase Commitment Amount in Section 1.01 of the Credit Agreement are deleted in their entirety.
(i)The following definitions shall be added to Section 1.01 of the Credit Agreement:
“Borrowing Base Certificate” means a certification of the Borrower Parent on behalf of the Borrower setting forth the calculation of (i) the Borrowing Base and each Currency Asset Amount, (ii) the Net Asset Value, (iii) the Collateral Asset Interest Coverage Ratio for each Collateral Asset, (iv) the Collateral Asset Net Leverage Ratio for each Collateral Asset and (v) whether any Borrowing Base Deficiency or Currency Asset Amount Shortfall exists, in each case determined as of (x) with respect to any Borrowing Base Certificate delivered on any Reporting Date under Section 6.02(d), the related Determination Date and (y) with respect to any Borrowing Base Certificate delivered under Section 2.14(a)(ii), the related Permitted Refinancing Transaction Date.
“Collateral Asset Interest Coverage Ratio” has the meaning specified in Annex C.
“Collateral Asset Net Leverage Ratio” has the meaning specified in Annex C.
“Determination Date” means, with respect to any Reporting Date, the last day of the month immediately prior to such Reporting Date.
“Fifth Amendment Date” means May 21, 2026.
“Reporting Date” means the 20th calendar day of each month (or, if such day is not a Business Day, the next succeeding Business Day), commencing in July, 2026.
(j)Section 2.07(b) of the Credit Agreement is deleted in its entirety and replaced with the following:
Make-whole Fee. Subject to Section 2.12(a)(iii), if the Aggregate Commitments are terminated in whole or in part pursuant to Section 2.04 prior to the six-month anniversary of the Fifth Amendment Date, then Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a fee (a “Make-Whole Fee”) equal to the amount in Dollars of the product of (i) the Aggregate Commitments (or terminated portion thereof) and (ii) 0.50%; provided that no Make-

Whole Fee shall be due and payable in the event of a termination in connection with the occurrence of any of the following: (A) a Permitted Refinancing Transaction, (B) a CLO Take-Out with respect to which the Administrative Agent has agreed to waive the Make-Whole Fee or (C) the Administrative Agent or any Lender has sought reimbursement or indemnity under Section 3.01, Section 3.04, Section 3.05, and Section 10.04(b).
(k)Section 6.02 of the Credit Agreement is deleted in its entirety and replaced with the following:
Deliver or cause Borrower Parent to deliver to the Administrative Agent for further distribution to each Lender:
(a)    promptly after any reasonable written request by the Administrative Agent or any Lender, subject to the Administrative Agent’s agreeing to any contractual restrictions or internal policies consistently applied applicable to such information, copies of any detailed audit reports, management letters or recommendations submitted to the management board of directors or investment manager of Borrower Parent by independent accountants in connection with the accounts or books of Borrower Parent, or any audit of any of them and that is in its possession or may be obtained without undue burden or expense;
(b)    concurrently with the delivery of any of the financial statements or monthly report referred to in Section 6.01, a duly completed Compliance Certificate of each of Borrower Parent and Borrower signed by a Responsible Officer of Borrower Parent or Borrower, as applicable (which delivery may, unless the Administrative Agent, or a Lender requests in writing executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);
(c)    promptly after each ICR Determination Date, and in any event within 10 Business Days after each ICR Determination Date, a duly completed Borrower Parent Compliance Certificate signed by a Responsible Officer of the Borrower Parent (which delivery may be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) (i) detailing the calculation of the Interest Coverage Ratio for the previous ICR Determination Period and (ii) certifying in connection therewith the satisfaction of the Interest Coverage Test as of the relevant ICR Determination Date;
(d)    on each Reporting Date, a Borrowing Base Certificate; and
(e)    promptly, such additional information regarding the business, financial or corporate affairs of the Company, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Sections 6.01(a) and 6.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (i) Borrower Parent posts such documents, or provides a link thereto on the website listed on Schedule 10.02, (ii) such documents are posted on Borrower Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), or (iii) the Company provides to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; provided that: (x) the Company shall deliver paper copies of such documents to the Administrative Agent upon its written request to the Company to deliver such paper copies and (y) the Company shall notify the Administrative Agent (by facsimile or electronic mail) of the posting pursuant to clause (i) and (ii) above of any such documents, and the Administrative Agent hereby agrees that it shall use commercially reasonable efforts to post such documents received pursuant to clause (iii) above on the Company’s behalf to a commercial, third-party or other website sponsored by the Administrative Agent and notify the Lenders of such posting. The Administrative Agent shall have no obligation to request the delivery or to maintain any copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on DebtDomain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Borrower hereby agrees that (w) it shall use reasonable efforts to ensure that all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; provided that, subject to internal policies consistently applied it may identify certain information as containing (or potentially containing) material non-public information; (x) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat such Borrower Materials (or the portion as to which no designation has been made that such materials contain material non-public information) as not containing any material non-public information with respect to Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

(l)Schedule 2.01 of the Credit Agreement is deleted in its entirety and replaced with the following:

Lender	Total Commitment	Applicable Percentage
Bank of America, N.A.	(i) Prior to November 20, 2024 $500,000,000.00, (ii) on and after November 20, 2024 and prior to the Fifth Amendment Date, $650,000,000.00 and (iii) on and after the Fifth Amendment Date, $800,000,000.00.	100.000000000%

Total	(i) Prior to November 20, 2024 $500,000,000.00, (ii) on and after November 20, 2024 and prior to the Fifth Amendment Date, $650,000,000.00 and (iii) on and after the Fifth Amendment Date, $800,000,000.00.	100.000000000%

ARTICLE II
MISCELLANEOUS
SECTION 2.1Effectiveness of Amendments. Each amendment set forth in this Agreement shall be effective upon the satisfaction or waiver of each of the following conditions precedent:
(a)the Administrative Agent’s receipt of executed counterparts of this Agreement;
(b)the Administrative Agent’s receipt of executed counterparts of the amendment fee letter between the Parties, dated as of the date hereof (the “Fee Letter”);
(c)unless waived by the Administrative Agent, the Company shall have paid all fees (including, for the avoidance of doubt, all fees owed to the Bank under the Fee Letter), charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the date hereof, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent);

(d)all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act;
(e)the Administrative Agent’s receipt of a favorable opinion of Dechert LLP, counsel to the Company, addressed to the Administrative Agent and each Lender, as to the matters concerning corporate enforceability of this Agreement and the Fee Letter; and
(f)the Administrative Agent's receipt of certificates of resolutions or other action evidencing the authorization of the Company to enter into this Agreement and the Fee Letter and such certificates of resolutions or other action, incumbency certificates and/or other certificates of a Responsible Officer of the Company as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the Fee Letter.
SECTION 2.2Representations and Warranties of the Company. The Company hereby represents and warrants to the Administrative Agent and the Lender that:
(a)the representations and warranties contained in the Credit Agreement (i) to the extent already qualified with respect to “material” matters or “Material Adverse Effect,” are true and correct as of the date hereof in respect of this Agreement, except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date and (ii) to the extent not already qualified with respect to “material” matters or “Material Adverse Effect,” are true and correct in all material respects as of the date hereof in respect of this Agreement, except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date; and
(b)no Default or Event of Default has occurred or is continuing.
SECTION 2.3Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 2.4Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 2.5Entire Agreement. The only amendments being made to the Credit Agreement are those that are set forth in this Agreement; no other amendments are being made. This Agreement constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the Parties hereto with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the Parties hereto.

SECTION 2.6Ratification. Except as expressly amended and waived hereby, the Amended Credit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Agreement shall form a part of the Amended Credit Agreement for all purposes and is therefore a Loan Document.
[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

BANK OF AMERICA, N.A., as a Lender under the Credit Agreement

By: /s/ Ben Holcombe________________________
Name: Ben Holcombe
Title: Director

BGSL BIG SKY FUNDING LLC, as Company under the Credit Agreement
By: Blackstone Senior Lending Fund, its sole member
By: /s/ Lucie Enns___________________________
Name: Lucie Enns
Title: Chief Legal Officer and Secretary

Fifth Amendment to Second Amended and Restated Credit Agreement

Acknowledged and Agreed by:

BANK OF AMERICA, N.A., as Administrative Agent under the Credit Agreement

By: /s/ Ben Holcombe________________________
Name: Ben Holcombe
Title: Director

Fifth Amendment to Second Amended and Restated Credit Agreement